Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of September 21, 2017 among LPL Holdings, Inc., a Massachusetts corporation (the “Issuer”), certain subsidiaries of the Issuer, as guarantors (collectively, the “Guarantors” and, collectively with the Issuer, the “LPL Parties”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, each of the Guarantors and the Trustee are party to that certain Indenture (as amended, modified or supplemented from time to time, the “Indenture”), dated as of March 10, 2017, providing for the issuance of an unlimited aggregate principal amount of 5.750% senior notes due 2025 (the “Notes”);

WHEREAS, on March 10, 2017, the Issuer issued $500,000,000 aggregate principal amount of Notes;

WHEREAS, the LPL Parties desire to establish and provide for the issuance by the Issuer of an additional $400,000,000 aggregate principal amount of Notes (the “New Notes”);

WHEREAS, the Issuer, in respect of the issuance of the New Notes, is in compliance with Section 4.09 of the Indenture;

WHEREAS, Section 2.01(d) and Section 9.01(7) of the Indenture provide for the issuance of Additional Notes and the execution and delivery of this Supplemental Indenture to evidence the creation of the New Notes without the consent of the Holders;

WHEREAS, the New Notes shall constitute Additional Notes pursuant to the Indenture;

WHEREAS, pursuant to Section 9.01(1) of the Indenture, the Issuer, the Guarantors and the Trustee may, without the consent of the Holders, amend or supplement the Indenture to cure any ambiguity, omission, mistake, defect or inconsistency therein;

WHEREAS, the Issuer and the Guarantors propose to amend the Indenture as contemplated by this Supplemental Indenture pursuant to Sections 9.01(1) and (7) of the Indenture;

WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms; and

WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders, including the holders of New Notes, as follows:

ARTICLE 1

Defined Terms

Section 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE 2

Amendment of the Indenture

Section 2.01. Effective Date. Following the execution and delivery by the Issuer, the Guarantors and the Trustee of this Supplemental Indenture, the terms hereof shall become operative on the date of this Supplemental Indenture (the “Effective Date”).

Section 2.02. Amendment. As of the Effective Date, Section 4.09(b)(17) is hereby amended to add the word “or” after clause (b) and to add the new following clause (c).

“(c) any guarantee incurred by the Issuer or any Restricted Subsidiary in respect of Investments made as guarantees of the obligations of financial advisors to any Person making loans, mortgages, advances and extensions of credit to such financial advisors, to the extent permitted under clause (34) of the definition of “Permitted Investments”.”

Section 2.03. Reference to and Effect on the Indenture. On and after the Effective Date, each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, “hereto” or “herein” (or any like reference) shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture, unless the context otherwise requires.

ARTICLE 3

Issuance of New Notes

Section 3.01. New Notes. In accordance with Section 2.01 of the Indenture, the New Notes are hereby created under the Indenture and shall form a single class with the outstanding Notes under the Indenture. The New Notes shall constitute Additional Notes and be governed under the Indenture and executed and delivered in the manner contemplated therein, and each Guarantor shall Guarantee such New Notes as set forth in Article 10 of the Indenture.

Section 3.02. Form of New Notes. The New Notes shall initially be evidenced by one or more Global Notes (each, a “Global Note”), substantially in the form of Exhibit A hereto.

ARTICLE 4

Miscellaneous

Section 4.01. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.02. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.03. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.04. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

Section 4.05. Successors. All agreements of the Issuer and each Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 4.07. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture of the Indenture or any provision herein or therein contained.

Section 4.08. Ratification of Indenture; Supplemental Indenture; Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

LPL HOLDINGS, INC.

By:	/s/ Matthew J. Audette
Name:	Matthew J. Audette
Title:	Chief Financial Officer

[Signature page to First Supplemental Indenture]

GUARANTORS:

INDEPENDENT ADVISERS GROUP CORPORATION

By:	/s/ Gregory M. Woods
Name:	Gregory M. Woods
Title:	Secretary

LPL INDEPENDENT ADVISOR SERVICES GROUP LLC

By:	/s/ Gregory M. Woods
Name:	Gregory M. Woods
Title:	Secretary

LPL INSURANCE ASSOCIATES, INC.

By:	/s/ Gregory M. Woods
Name:	Gregory M. Woods
Title:	Secretary

[Signature page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
Name:	Paula Oswald
Title:	Vice President

[Signature page to First Supplemental Indenture]

EXHIBIT A

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF LPL HOLDINGS, INC. AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT IS NOT A U.S. PERSON AND HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO LPL HOLDINGS, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF

REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO LPL HOLDINGS, INC. AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (4) AGREES THAT ANY SECURITY THAT IS OWNED BY AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF LPL HOLDINGS, INC. MAY NOT BE RESOLD OR TRANSFERRED BY SUCH AFFILIATE OTHER THAN LPL HOLDINGS, INC. OR A SUBSIDIARY THEREOF OR PURSUANT TO (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR (C) ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IF AVAILABLE) IN A TRANSACTION THAT RESULTS IN SUCH SECURITY NO LONGER BEING A RESTRICTED SECURITY (AS DEFINED UNDER RULE 144). IN THE EVENT ANY SUCH PERSONS BENEFICIALLY OWN AN INTEREST IN THE SECURITY PRIOR TO THE TIME LPL HOLDINGS, INC. REMOVES THE RESTRICTIVE LEGEND ON THE SECURITY, LPL HOLDINGS, INC. MAY REQUIRE THAT SUCH PERSONS HOLD THEIR INTERESTS IN THE SECURITY IN CERTIFICATED FORM BEARING AN APPROPRIATE RESTRICTIVE LEGEND AND A RESTRICTED CUSIP NUMBER. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).]

[BY ACQUIRING THIS NOTE OR ANY INTEREST THEREIN, EACH HOLDER AND EACH TRANSFEREE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST THEREIN (1) THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER OR TRANSFEREE TO ACQUIRE OR HOLD THE NOTES CONSTITUTES ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE

CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) (I) THE ACQUISITION AND HOLDING OF THE NOTES BY SUCH HOLDER OR TRANSFEREE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS; (II) NONE OF THE ISSUER, THE INITIAL PURCHASERS OR ANY OF THEIR AFFILIATES IS A FIDUCIARY (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975 OF THE CODE OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE HOLDER OR TRANSFEREE IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THE NOTES, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE NOTES, AND NO ADVICE PROVIDED BY THE ISSUER, ANY INITIAL PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE HOLDER OR TRANSFEREE IN CONNECTION WITH THE NOTES AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THE NOTES; AND (III) IF IT IS OR IS ACTING ON BEHALF OF A BENEFIT PLAN INVESTOR, THE DECISION TO PURCHASE THE NOTES HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH, A “PLAN FIDUCIARY”) WHO IS INDEPENDENT OF THE ISSUER, THE INITIAL PURCHASERS AND THEIR AFFILIATES, WHICH PLAN FIDUCIARY (A) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THE NOTES, (B) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER (IN THE CASE OF A HOLDER OR TRANSFEREE WHICH IS AN IRA), (C) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTES, (D) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH BENEFIT PLAN INVESTOR IN THE NOTES, AND (E) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL; PROVIDED, HOWEVER, THAT HOLDERS AND TRANSFEREES WILL NOT BE DEEMED TO MAKE THE REPRESENTATIONS IN THIS CLAUSE (III) TO THE EXTENT THAT, AND FOLLOWING THE DATE ON WHICH, THE REGULATIONS UNDER SECTION 3(21) OF ERISA ISSUED BY THE U.S. DEPARTMENT OF LABOR ON APRIL 8, 2016 ARE RESCINDED.]

CUSIP [            ]

ISIN [            ]1

[RULE 144A] [REGULATION S] GLOBAL NOTE

5.750% Senior Notes due 2025

No.	[$ ]

LPL Holdings, Inc.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of              United States Dollars] on September 15, 2025.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

[1]	Rule 144A Note CUSIP: 50212Y AB0
Rule 144A Note ISIN: US50212YAB02
Regulation S Note CUSIP: U5462T AC7
Regulation S Note ISIN: USU5462TAC72

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

LPL HOLDINGS, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
Dated:

By:
Authorized Signatory

[Back of Note]

5.750% Senior Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. The Company promises to pay interest on the principal amount of this Note at 5.750% per annum from September 15, 2017 until maturity. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be March 15, 2018. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes, if any, to the Persons who are registered Holders at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof will be required with respect to principal of and interest, premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Until otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior written notice to the Holders. The Company or any of the Company’s Subsidiaries may act in as paying agent or registrar.

4. INDENTURE. The Company issued the Notes under an Indenture, dated as of March 10, 2017 (as supplemented by the First Supplemental Indenture, dated as of September 21, 2017, the “Indenture”), among LPL Holdings, Inc., the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 5.750% senior notes due 2025. The Company may issue Additional Notes pursuant to

Section 2.01 and 4.09 of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional and mandatory redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. Except as provided in the Indenture, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Company and its Affiliates may at any time and from time to time purchase Notes in the open market or otherwise.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing or electronic delivery of a notice of redemption of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of the Note for all purposes. Only registered Holders will have rights under the Indenture.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11. GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

LPL Holdings, Inc.

75 State Street

Boston, MA 02109

Attention: Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[ ] Section 4.10	[ ] Section 4.14

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

Date:	$

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

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